                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement  ("Agreement"),  dated as of January 21,
2004,  is made and  entered  into by and  between  Decorize,  Inc.,  a  Delaware corporation  (the  "Company")  and NestUSA,  Inc., a Delaware  corporation  (the
"Holder").

                                   WITNESSETH:

     WHEREAS, the Company has entered into that certain Stock Exchange Agreement dated as of even date herewith (the "Purchase  Agreement"),  whereby the Company will sell and Holder will buy certain of the  Company's  securities on the terms and subject to the restrictions contained in the Purchase Agreement; and

     WHEREAS,  in  consideration  of the  purchase  by Holder  of the  Company's securities pursuant to the Purchase  Agreement,  the Company has agreed to grant
Holder the registration rights set forth in this Agreement;

     NOW,  THEREFORE,  in  consideration of the  representations,  covenants and agreements contained herein, and certain other good and valuable  consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The terms  defined in this  Article I shall have for all  purposes  of this
Agreement the respective meanings set forth below:

     "Board" shall mean the Board of Directors of the Company.

     "Common  Stock"  shall  mean the  Common  Stock,  $.001 par  value,  of the
Company,  and any  other  class of  capital  stock of the  Company  that is duly authorized and issued from time to time that does not have  preferential  rights as to dividends or distributions of the Company's assets over any other class of capital stock of the Company, including any shares issued in exchange for shares of Common Stock upon any recapitalization by the Company.

     "Exchange  Act" shall mean the  Securities  and Exchange Act of 1934, as it may be amended from time to time.

     "Misstatement"  shall mean an untrue  statement  of a  material  fact or an omission  to state a  material  fact  required  to be stated  in a  Registration
Statement or  Prospectus or necessary to make the  statements in a  Registration
Statement or Prospectus not misleading.

     "Person" shall mean a natural person,  partnership,  corporation,  business trust,  association,  joint venture or other entity or a government or agency or political subdivision thereof.

     "Prospectus"  shall  mean  the  prospectus  included  in  any  Registration
Statement,  as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

     "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of even date herewith, to which the Company and the Holder are parties.

     "Registrable  Security" shall mean (a) an outstanding share of Common Stock issued  by the  Company  to the  Holder  pursuant  to  the  Purchase  Agreement, including any shares of Common Stock issued upon the  conversion of the New Note
(as defined in the  Purchase  Agreement),  or upon the  exercise of the Warrants sold to Holder thereunder,  and (b) any security issued or issuable with respect to such Common Stock by way of a stock  dividend or stock split or in connection with  a  combination  of  shares,  recapitalization,  merger,  consolidation  or reorganization; provided, that, any such share or security shall be deemed to be
Registrable  Security  only  if  and  so  long  as it is a  Transfer  Restricted
Security.

     "Registration"  shall mean a Demand Registration  described in Section 2(a)
and a Piggyback Registration described in Section 2(b) hereof.

     "Registration   Expenses"  shall  mean  the  out-of-pocket  expenses  of  a
Registration, including without limitation the following:

          (1) all  registration  and filing fees (including fees with respect to filings  required to be made with the National  Association  of  Securities
     Dealers,  Inc.) and any  securities  exchange on which the Common  Stock is then listed;

          (2) fees and expenses of compliance  with  securities or blue sky laws
     (including   reasonable   fees  and   disbursements   of  counsel  for  the
     underwriters in connection with blue sky  qualifications of the Registrable
     Securities);

          (3) printing, messenger, telephone and delivery expenses;

          (4) reasonable fees and disbursements of counsel for the Company; and

          (5) reasonable fees and  disbursements  of all  independent  certified public accountants of the Company incurred  specifically in connection with such Registration.

     "Registration Statement" shall mean any registration statement which covers
Registrable  Securities pursuant to the provisions of this Agreement,  including the Prospectus included in such registration  statement,  amendments  (including post-effective  amendments) and supplements to such registration statement,  and all exhibits to and all material  incorporated by reference in such registration statement.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities  Act" shall mean the  Securities  Act of 1933,  as amended from time to time.

     "Transfer  Restricted  Security"  shall  mean  an  issued  and  outstanding security that has not been sold to or through a broker, dealer or underwriter in a  public  distribution  or other  public  securities  transaction  or sold in a transaction exempt from the registration and prospectus delivery requirements of the  Securities Act under Rule 144(k)  promulgated  thereunder (or any successor rule other than Rule 144A). A security  shall cease being a Transfer  Restricted
Security if (i) all stop  transfer  instructions  or notations  and  restrictive legends with respect to such  security are eligible to be removed,  and (ii) the
Holder has  received  an opinion of counsel to the  Company,  to the effect that such shares in holder's hands are freely  transferable  in any public or private transaction without  registration under the Securities Act (or holder has waived receipt of such opinion).

     "Underwritten   Registration"  or  "Underwritten  Offering"  shall  mean  a
Registration  in which  securities of the Company are sold to an underwriter for distribution to the public.

                                   ARTICLE II
                                  REGISTRATIONS

     2.01 Demand  Registration.  Subject to the restrictions set forth below, on or before  February 20, 2004,  the Company shall file a  Registration  Statement with the  Securities and Exchange  Commission  for purposes of  registering  the resale of the Registrable  Securities owned by the Holder (or its successors and permitted assigns) and shall take such commercially  reasonable actions in order to  effect  as  soon  thereafter  as  practicable  the  Registration  under  the
Securities Act of all such Registrable Securities.

     2.02  Piggyback  Registration.  Each  time the  Company  decides  to file a
Registration Statement under the Securities Act with respect to its Common Stock
(other than on Forms S-4 or S-8 or any successor  form for the  registration  of securities  issued or to be issued in connection with a merger or acquisition or employee benefit plan),  including any Registration Statement filed on behalf of stockholders  of the  Company  exercising  registration  rights  granted  by the
Company  with  respect to such shares,  the Company  shall give  written  notice thereof to Holder, and the Company shall include in such Registration  Statement such shares of Registrable Securities for which it has received written requests to register such shares  within  thirty (30) days after such written  notice has been given;  provided,  that the Company shall not be required to do so if there
is  an  effective   Registration  Statement  with  respect  to  the  Registrable
Securities  owned by Holder,  as  contemplated  in Section  2.01. If in the good faith judgment of the managing  underwriter in any  Underwritten  Offering,  the inclusion of all of the shares of  Registrable  Securities  and any other Common
Stock requested to be registered by third parties  holding similar  registration rights would interfere with the successful marketing of a smaller number of such shares,  then the number of shares of  Registrable  Securities  and other Common
Stock to be  included  in the  offering  (except  for shares to be issued by the
Company in an offering  initiated by the  Company)  shall be reduced as provided
herein.   The  Company  shall  advise  all  holders  of  securities   requesting
registration  of the  underwriters'  decision,  and  the  number  of  shares  of securities  that are  entitled to be included in the  Underwritten  Registration shall be allocated  first to the Company for  securities  being sold for its own account and  thereafter

as set forth in Section 2.03 below. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the
Company or the  underwriter.  Any  Registrable  Securities  or other  securities excluded  or  withdrawn  from such  underwriting  shall be  withdrawn  from such registration.  If shares are so withdrawn from the registration or if the number of shares of  Registrable  Securities  to be included in such  registration  was previously  reduced as a result of  marketing  factors,  the Company  shall then offer to all persons who have  retained the right to include  securities  in the registration the right to include  additional  securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting  additional inclusion in accordance with Section 2.03 below.

     2.03  Registration  Cutback.  In  any  circumstance  in  which  all  of the
Registrable  Securities  and  other  shares  of  Common  Stock  of  the  Company
(including  shares of Common Stock  issued or issuable  upon  conversion  of any currently  unissued  securities  of the Company) with  registration  rights (the
"Other  Shares")  requested to be included in a registration on behalf of Holder or other selling  stockholders  cannot be so included as a result of limitations of the aggregate  number of shares of  Registrable  Securities  and Other Shares that may be so  included,  the number of shares of  Registrable  Securities  and
Other Shares that may be so included shall be allocated among each of the Holder and other selling  stockholders  requesting  inclusion of shares pro rata on the basis of the number of shares Registrable Securities and Other Shares that would be  held  by  each  of the  Holder  and  other  selling  stockholders,  assuming conversion.  If  Holder  or any  other  selling  stockholders  does not  request inclusion of the maximum  number of shares of  Registrable  Securities and Other
Shares  allocated to him or it pursuant to the  above-described  procedure,  the remaining  portion of such  stockholder's  allocation shall be reallocated among those  other  selling  stockholders  whose  allocations  did not  satisfy  their requests pro rata on the basis of the number of Registrable Securities and Other
Shares  which  would  be held by the  Holder  and  other  selling  stockholders, assuming  conversion,  and this  procedure  shall be  repeated  until all of the shares of  Registrable  Securities and Other Shares which may be included in the registration  on behalf of Holder and other  selling  stockholders  have been so allocated.

                                   ARTICLE III
                               COMPANY PROCEDURES

     3.01  General  Procedures.  If and  whenever  the  Company is  required  to register Registrable Securities, the Company will use its best efforts to effect such  registration  to  permit  the  sale  of  such  Registrable  Securities  in accordance with the intended plan of distribution  thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a)  prepare  and  file  with  the  SEC  as  soon  as   practicable  a
     Registration  Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration  Statement to become effective and remain effective until the Registrable  Securities covered by such Registration Statement have been sold;

          (b) prepare and file with the SEC such  amendments and  post-effective amendments  to the  Registration  Statement,  and such  supplements  to the
     Prospectus, as may be requested by Holder or any underwriter of Registrable
     Securities or as may be

     required  by the  rules,  regulations  or  instructions  applicable  to the registration form used by the Company or by the Securities Act or rules and regulations  thereunder to keep the Registration  Statement effective until all Registrable  Securities covered by such Registration Statement are sold in  accordance  with the intended  plan of  distribution  set forth in such
     Registration Statement or supplement to the Prospectus;

          (c) deliver to Holder and the underwriters, if any, without charge, as many copies of each  Prospectus (and each  preliminary  prospectus) as such
     Persons may  reasonably  request and a  reasonable  number of copies of the then-effective  Registration  Statement and any  post-effective  amendments
     thereto  and  any  supplements  to  the  Prospectus,   including  financial
     statements and schedules,  all documents  incorporated therein by reference and all exhibits  (including those incorporated by reference).  The Company hereby  consents  to the  use  of  each  such  Prospectus  (or  preliminary prospectus) by the Holder and the underwriters,  if any, in connection with the  offering  and  sale  of the  Registrable  Securities  covered  by such
     Prospectus (or preliminary prospectus);

          (d) prior to any public offering of Registrable  Securities,  register or qualify or cooperate with Holder,  the  underwriters,  if any, and their respective  counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Holder or such underwriters may designate in writing  and do  anything  else  necessary  or  advisable  to enable the disposition in such jurisdictions of the Registrable  Securities covered by the  Registration  Statement;  provided,  that  the  Company  shall  not be required to qualify  generally to do business in any jurisdiction  where it is not then so qualified  or to take any action  which would  subject it to general service of process in any such jurisdiction where it is not then so subject;

          (e)  cause  all  such  Registrable  Securities  to be  listed  on each
     securities   exchange  or  automated  quotation  system  on  which  similar securities issued by the Company are then listed;

          (f) provide a transfer  agent and registrar  for all such  Registrable
     Securities  not  later  than  the  effective  date  of  such   Registration
     Statement;

          (g) advise each seller of such Registrable Securities,  promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending  the  effectiveness  of such  Registration
     Statement or the  initiation  or  threatening  of any  proceeding  for such purpose  and  promptly  use its  reasonable  best  efforts to  prevent  the issuance of any stop order or to obtain its  withdrawal  if such stop order should be issued;

          (h) at least  three  days  prior  to the  filing  of any  Registration
     Statement or prospectus or any amendment or supplement to such Registration
     Statement or  prospectus  or any  document  that is to be  incorporated  by reference  in such  Registration  Statement or  prospectus,  furnish a copy thereof to each seller of such Registrable Securities or their counsel;

          (i)  notify  Holder at any time  when a  prospectus  relating  to such
     Registration  Statement  is required to be delivered  under the  Securities
     Act,  of the  happening  of any event as a result  of which the  prospectus included  in such  Registration  Statement,  as then in effect,  includes a
     Misstatement, and then to correct such Misstatement as set forth in Section
     3.05; and

          (j) permit a representative of Holder,  the underwriters,  if any, and
     any  attorney  or  accountant   retained  by  Holder  or   underwriter   to
     participate,  at each such Person's own expense,  in the preparation of the
     Registration  Statement,  and cause the Company's  officers,  directors and employees  to  supply  all  information  reasonably  requested  by any such representative,  underwriter, attorney or accountant in connection with the
     Registration;  provided, however, that such representatives,  underwriters, attorneys or accountants  enter into a confidentiality  agreement,  in form and substance reasonably  satisfactory to the Company, prior to the release or disclosure of any such information.

     3.02 Registration  Expenses. The Registration Expenses of all Registrations
shall be borne by the  Company.  It is  acknowledged  by Holder that Holder will bear all incremental  selling  expenses  relating to the sale of the Registrable
Securities,  such as  underwriters'  commissions and discounts,  brokerage fees, underwriter  marketing  costs and all fees and  expenses  of any  legal  counsel representing Holder.

     3.03  Requirements for Participation in Underwritten  Offerings.  No person may  participate  in any  Underwritten  Offering  for equity  securities  of the
Company  pursuant to a Registration  initiated by the Company  hereunder  unless such Person (a) agrees to sell such Person's securities on the basis provided in any  underwriting  arrangements  approved by the Company and (b)  completes  and
executes  all   questionnaires,   powers  of  attorney,   indemnities,   lock-up
agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     3.04  Suspension of Sales.  Upon receipt of written notice from the Company that a  Registration  Statement or Prospectus  contains a  Misstatement,  Holder shall forthwith discontinue  disposition of Registrable  Securities until it has
received  copies  of  a  supplemented  or  amended  Prospectus   correcting  the
Misstatement  (it being  understood that the Company hereby covenants to prepare and file such  supplement or amendment as soon as practicable  after the time of such  notice),  or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

     3.05  Reporting  Obligations.  As  long as  Holder  shall  own  Registrable
Securities,  the  Company,  at all times while it shall be  reporting  under the
Exchange Act,  covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the  Company  after the date hereof  pursuant  to Section  13(a) or 15(d) of the
Exchange Act and to promptly furnish Holder with true and complete copies of all such  filings.  The Company  further  covenants  that it will take such  further action as Holder may reasonably request, all to the extent required from time to time to enable  Holder to sell  shares of

Common Stock held by Holder without registration under the Securities Act within the  limitation of the  exemptions  provided by Rule 144  promulgated  under the
Securities Act ("Rule 144"),  including  providing any legal opinions.  Upon the request of Holder,  the Company shall deliver to Holder a written  certification of  a  duly  authorized  officer  as  to  whether  it  has  complied  with  such requirements.

     3.06 Indemnification.

          (a) The Company agrees to indemnify,  to the extent  permitted by law, the Holder of Registrable  Securities,  its officers and directors and each
     Person who  controls  Holder  (within  the meaning of the  Securities  Act)
     against all losses,  claims,  damages,  liabilities and expenses (including attorneys'  fees)  caused by any  untrue or  alleged  untrue  statement  of material  fact  contained  in any  Registration  Statement,  prospectus  or preliminary  prospectus or any amendment  thereof or supplement  thereto or any omission or alleged  omission of a material  fact required to be stated
     therein or necessary to make the statements therein not misleading,  except insofar as the same are caused by or contained in any information furnished in writing to the Company by holder expressly for use therein or by holder'
     failure to deliver a copy of the  Registration  Statement or  prospectus or any  amendments  or  supplements  thereto  after the Company has  furnished holder with a  sufficient  number of copies of the same.  The Company  will indemnify the  underwriters,  their  officers and directors and each Person who controls such  underwriters  (within the meaning of the Securities Act)
     to the same extent as provided above with respect to the indemnification of the Holder.

          (b) In connection with any  Registration  Statement in which Holder is
     participating,   Holder  will  furnish  to  the  Company  in  writing  such information  and affidavits as the Company  reasonably  requests for use in connection with any such  Registration  Statement or prospectus and, to the extent  permitted by law,  will  indemnify  the Company,  its directors and officers and agents and each Person who  controls  the Company  (within the meaning  of the  Securities  Act)  against  any  losses,  claims,  damages,
     liabilities  and  expenses   (including   without   limitation   reasonable
     attorneys'  fees)  resulting  from any untrue  statement  of material  fact
     contained  in  the  Registration   Statement,   prospectus  or  preliminary
     prospectus or any amendment  thereof or supplement  thereto or any omission of a material fact  required to be stated  therein or necessary to make the statements therein not misleading,  but only to the extent that such untrue statement  or omission is  contained  in any  information  or  affidavit so furnished in writing by holder  expressly for use therein;  provided,  that the obligation to indemnify will be several,  not joint and several,  among such  holders of  Registrable  Securities,  and the  liability of each such holder of  Registrable  Securities  will be in proportion to and limited to the gross  amount  received  by such  holder  from the sale of  Registrable
     Securities  pursuant  to  such  Registration  Statement.  The  Holder  will indemnify the underwriters,  their officers,  directors and each Person who controls such  underwriters  (within the meaning of the Securities  Act) to the same extent as provided  above with respect to  indemnification  of the
     Company.

          (c) Any person entitled to indemnification herein will (i) give prompt written notice to the indemnifying party of any claim with respect to which it  seeks  indemnification  and (ii)  unless  in such  indemnified  party's reasonable  judgment a conflict of interest  between such  indemnified  and indemnifying  parties  may exist with  respect to such  claim,  permit such indemnifying  party to  assume  the  defense  of such  claim  with  counsel reasonably  satisfactory  to the  indemnified  party.  If such  defense  is assumed,  the  indemnifying  party will not be subject to any liability for any settlement made by the indemnified  party without its consent (but such consent will not be unreasonably  withheld).  An indemnifying  party who is not entitled  to, or elects not to,  assume the defense of a claim will not be  obligated to pay the fees and expenses of more than one counsel for all parties  indemnified by such indemnifying party with respect to such claim, unless in the reasonable  judgment of any  indemnified  party a conflict of interest  may exist  between such  indemnified  party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification  provided for under this Agreement will remain in full  force and effect  regardless  of any  investigation  made by or on behalf of the  indemnified  party or any officer,  director or  controlling person  of  such  indemnified  party  and  will  survive  the  transfer  of securities.  The Company and Holder also agree to make such  provisions  as are reasonably  requested by any indemnified party for contribution to such party in the event the Company's or Holder's indemnification is unavailable for any reason.

          (e) Notwithstanding  the foregoing,  to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection  with an  Underwritten  Offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

     3.07  Restrictions  on Public Sales.  In  consideration  of the  agreements contemplated  herein,  Holder and the  Company  further  agree to the  following restrictions:

          (a) Holder, if the Company or the managing  underwriters so request in connection with any underwritten  registration of the Company'  securities, will  not,  without  the  prior  written  consent  of the  Company  or such underwriters,  effect any sale of the Registrable  Securities to the public pursuant to a public  offering or  otherwise or other  distribution  of any equity  securities of the Company,  including any sale pursuant to Rule 144
     (each of the  foregoing,  a "Prohibited  Sale"),  during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of such underwritten registration,  except in connection with such underwritten registration; provided, that the foregoing shall not apply to restrict the sale by any Stockholders who together with any of its
     Affiliates,  as such term is defined in the Securities Act, holds less than two percent (2%) of the Common Stock on a fully diluted basis..

          (b) The  Company  agrees  not to effect any  Prohibited  Sale or other distribution of its equity securities,  or any securities  convertible into or  exchangeable  or  exercisable  for such equity  securities,  during the period  commencing  on the  seventh  day  prior to,  and

     ending on the one hundred  eightieth  (180th) day following,  the effective date of any  underwritten  Demand  or  Piggyback  Registration,  except  in connection  with any such  underwritten  registration  and  except  for any offering  pursuant to an employee  benefit plan and  registered on Form S-8
     (or any successor form).

                                   ARTICLE IV
                                  MISCELLANEyOUS

     4.01  Notices.  All  notices  and  other  communications  provided  for  or permitted  hereunder  shall be made in  accordance  with the  notice  provisions contained in Section 8.03 of the Purchase Agreement.

     4.02  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors  and assigns of the Company.  No rights under this  Agreement may be assigned by Holder  without the prior written  consent of the Company.

     4.03 Counterparts.  This Agreement may be executed in multiple counterparts
(including facsimile  counterparts),  each of which shall be deemed an original, and all of which together shall constitute the same instrument,  but only one of which need be produced.

     4.04 GOVERNING LAW; VENUE.  NOTWITHSTANDING  THE PLACE WHERE THIS AGREEMENT
MAY BE EXECUTED BY ANY OF THE PARTIES HERETO,  THE PARTIES  EXPRESSLY AGREE THAT
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF
DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE  RESIDENTS  ENTERED INTO AND TO
BE PERFORMED  ENTIRELY  WITHIN  DELAWARE,  WITHOUT REGARD TO THE CONFLICT OF LAW
PROVISIONS OF SUCH JURISDICTION.  VENUE FOR ANY ACTION TO ENFORCE, INTERPRET, OR
RESOLVE ANY DISPUTE WITH RESPECT TO ANY  PROVISION  OF THIS  AGREEMENT  SHALL BE
EXCLUSIVELY  IN GREENE COUNTY,  MISSOURI,  AND ALL PARTIES HERETO AGREE THAT ANY
LITIGATION  DIRECTLY OR INDIRECTLY  RELATING TO THIS  AGREEMENT  MUST BE BROUGHT
BEFORE AND  DETERMINED BY A COURT OF COMPETENT  JURISDICTION  WITHIN SUCH COUNTY
AND  STATE.  EACH  OF  THE  PARTIES  FURTHER  ACKNOWLEDGE  THAT  SUCH  VENUE  IS
APPROPRIATE  AND AGREE NOT TO RAISE ANY  ARGUMENT  THAT SUCH VENUE IS IN ANY WAY
UNDULY  INCONVENIENT FOR ANY OF THEM, WITH THEIR EXECUTION HEREOF BEING EVIDENCE
OF THEIR AGREEMENT TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

     4.05  Amendments  and  Modifications.  Upon the written  consent of Holder, compliance  with any of the  provisions,  covenants and  conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be  modified.  No course of dealing  between  Holder or the  Company and any other  party  hereto or,  amended or deleted any failure or delay on the part of
Holder or the Company in exercising  any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of Holder or the Company. No single or partial  exercise of any rights or remedies  under this Agreement by a party shall  operate

as a waiver or preclude the  exercise of any other rights or remedies  hereunder or thereunder by such party.

                           [signature page to follow]

                                       10

     IN WITNESS  WHEREOF,  the  undersigned  have  caused this  Agreement  to be executed as of the date first written above.

                                       COMPANY:

                                       DECORIZE, INC.,
                                       a Delaware corporation

                                       By:
                                           -------------------------------------
                                       Name:  Alex Budzinsky
                                       Title:  Executive Vice President and CFO

                                       HOLDER:

                                       NESTUSA, INC.
                                       a Delaware corporation

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                       11